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                                                                    EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT
                               Amendment Number 1


                  THIS EMPLOYMENT AGREEMENT AMENDMENT NUMBER 1 ("Amendment") dated as of January 1, 2005, effective as of January 24, 2005 (the "Effective Date") is made between Harris Interactive Inc., a Delaware corporation ("Company"), and Leonard R. Bayer ("Executive"). This Amendment amends the Employment Agreement between the Company and the Executive dated as of July 1, 2003 (the "Agreement").

                  1. Section 1.2(c) of the Agreement is hereby amended to read in its entirety as follows:

                  Executive shall not be required to devote full time efforts to the performance of Executive's duties hereunder, but will devote approximately sixty percent of the time and efforts to such duties as devoted by him prior to 2005. Executive will perform his duties in a manner that will faithfully and diligently further the business and interests of Company.

                  2. Section 2.1 of the Agreement shall remain in full force and effect, and Executive's letter to the Company dated December 21, 2004 giving notice of termination is withdrawn and shall have no force and effect.

                  3. Section 3.1 of the Agreement is hereby amended to read in its entirety as follows:

                  As compensation for Executive's services, Company shall pay to Executive base compensation in the form of salary ("Base Compensation") in the amount of $318,000 per annum. The salary shall be payable in periodic installments in accordance with Company's regular payroll practices for its executive personnel at the time of payment, but in no event less frequently than monthly. The Compensation Committee of the Board shall review Base Compensation periodically for the purpose of determining whether Base Compensation should be adjusted; provided, however, that Executive's Base Compensation shall not be less than the applicable amount set forth in this Section 3.1.

                  4. Executive acknowledges that his eligibility for performance bonuses under Section 3.2 will be decreased by 14% effective January 24, 2005. Such adjustment is intended to be in proportion to the decrease of his Base Compensation (without accounting for adjustments related to elimination of his automobile allowance) effective January 24, 2005.

                  5.       Section 3.4 of the Agreement is deleted.

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                  6.       Section 4.4(b)(ii) of the Agreement is hereby amended
to read in its entirety as follows:

                  (ii) any decrease in Executive's salary as it may have increased during the Term, except for decreases that are in conjunction with decreases in executive salaries by the Company generally and that do not result in a decrease in Executive's annual salary below $318,000 per annum;

                  7. Section 5.4 of the Agreement is hereby amended to read in its entirety as follows:

                           Consideration for Section 5 Covenants. As
                  consideration for Executive's agreement to be bound by the obligations contained in this Section 5, Company shall pay Executive the aggregate sum of Six Hundred Thousand Dollars ($600,000.00), payable in installments of $25,000 each due on the first day of each month, commencing on the first day of the first calendar month after the first to occur of (i) the Company's termination of Executive's employment pursuant to
                  Section 4.2 or 4.3 of this Agreement, (ii) the Executive's termination of his employment other than for Good Reason,
                  (iii) the Employee's death, and (iv) the end of the Term (as it may have been extended pursuant to Section 2.1 of this Agreement).

                  8. All other terms of the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.


HARRIS INTERACTIVE INC.

By:      /s/ Robert E. Knapp

Title:   Chief Executive Officer





  /s/ Leonard R. Bayer
--------------------------
      LEONARD R. BAYER